Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-58181, 333-95863, 333-160205, 333-169944, 333-175404, 333-197617, 333-197618, 333-207364, 333-207369, 333-236400, 333-249589, 333-249590, 333-257410, 333-260220, 333,260222 and 333-260223 on Form S‑8 of our reports dated April 26, 2024, relating to the financial statements of Apogee Enterprises, Inc. and the effectiveness of Apogee Enterprises, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 2, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 26, 2024